EXHIBIT 23.4

LAURENCE G. STEPHENSON
1136 Martin Street
White Rock, B.C.

Tel/Fax: (604) 542-2691

CONSENT OF AUTHOR

To:      United States Securities and Exchange Commission

                  I, Laurence G. Stephenson, P.Eng., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled "Geology Report on the Peg Mineral Claim" dated December, 2003 (the "Technical Report"), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in the Form SB2 dated June 15, 2003 of Chilco River Holdings Inc or any other document.

                  I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in the Form SB2 dated June 15, 2003 of Chilco River Holdings Inc or any other document.

DATED: June 15, 2004

/s/ Laurence Stephenson
Laurence G. Stephenson